77 C - Matters submitted to a vote of security holders

On January 15, 2014 as adjourned to January 30, 2014, the Smith
Group Large Cap Core Growth Fund, (the "Smith Fund") held a special meeting of shareholders to approve the Agreement and Plan of Reorganization.

Shareholders of record of the Smith Fund on October 31, 2013 were entitled to vote on the proposals.

The proposal was approved by shareholders at the special meeting held on January 30, 2014 and the votes recorded during the special meeting are provided below. Percentage information relates to the votes recorded as a percentage of the total shares voted at the meeting.

Smith Fund


          Votes For
Number                 Percentage
2,199,966               80.24%

         Votes Against
 Number                Percentage
318,276                 11.61%

           Abstained
 Number                Percentage
223,330                  8.15%


(Record date outstanding shares: 5,406,914)
Total Shares voted 2,741,572


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77 C - Matters submitted to a vote of security holders

On March 7, 2014, the Mount Lucas U.S. Focused Equity Fund, (the
"Mt. Lucas Fund") held a special meeting of shareholders to approve the Agreement and Plan of Reorganization.

Shareholders of record of the Mt. Lucas Fund on January 13, 2014 were entitled to vote on the proposals.

The proposal was approved by shareholders at the special meeting held on March 7, 2014 and the votes recorded during the special meeting are provided below. Percentage information relates to the votes recorded as a percentage of the total shares voted at the meeting.

Mount Lucas Fund

          Votes For
Number                 Percentage
3,068,355               100%

         Votes Against
 Number                Percentage
0                        0%

           Abstained
 Number                Percentage
0                        0%


(Record date outstanding shares: 4,829,877
Total Shares Voted: 3,068,355



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77 C - Matters submitted to a vote of security holders

On March 14, 2014, the Dynamic U.S. Growth Fund, (the "Dynamic
Fund") held a special meeting of shareholders to approve the Agreement and Plan of Reorganization.

Shareholders of record of the Dynamic Fund on January 22, 2014 were entitled to vote on the proposals.

The proposal was approved by shareholders at the special meeting held on March 14, 2014 and the votes recorded during the special meeting are provided below. Percentage information relates to the votes recorded as a percentage of the total shares voted at the meeting.

Dynamic Fund

          Votes For
Number                 Percentage
1,052,745               85.35%

         Votes Against
 Number                Percentage
24,304                   1.97%

           Abstained
 Number                Percentage
156,453                 12.68%




(Record date outstanding shares: 2,394,577
Total Shares Voted: 1,233,502